EXHIBIT 23.1

Letterhead

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our reports dated April 15, 2008 on the financial statements of DynaResource, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ equity and cash flows for years ended December 31, 2007 and 2006, and the inclusion of our name under the heading “Experts” in the Form 10/A Registration Statement filed with the Securities & Exchange Commission.

/s/ The Hall Group, CPAs
The Hall Group, CPAs
Dallas, Texas

May 13, 2009